Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2697	Contact: H. Joseph Maas President, Sales and Marketing (609) 860-6200
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES A NEW ENERGY AND RAW MATERIALS RELATED SURCHARGE AND A NEW PRICE INCREASE FOR ALL TITANIUM DIOXIDE PRODUCTS SOLD IN EUROPE

CRANBURY, NEW JERSEY – June 25, 2008 – Kronos Worldwide, Inc. (NYSE:  KRO) announced a new energy and raw materials related surcharge and a new price increase for all titanium dioxide grades sold in Europe including Eastern Europe.

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Effective July 15, 2008 a surcharge of 40 Euro per metric ton will be added to all European invoices for all Kronos titanium dioxide products. This is a new energy and raw materials related surcharge and is in addition to the 40 Euro per metric ton surcharge implemented on June 9, 2008.

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Effective August 1, 2008 or as contracts permit, prices for all Kronos titanium dioxide pigments sold in Europe will be increased by 50 Euro per metric ton. This is a new price increase and is in addition to the previously announced increase of 50 Euro per metric ton effective June 15, 2008

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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